UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-38297 (Commission File Number)	47-1628077 (I.R.S. Employer Identification Number)
11120 Four Points Drive, Suite 100 Austin, TX (Address of principal executive offices)	78726 (Zip code)
(512) 346-2000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2019, SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), SailPoint Technologies, Inc., a wholly owned subsidiary of the Company, as borrower (the “Borrower”), and certain of the Company’s other wholly owned subsidiaries entered into a credit agreement (the “Credit Agreement”) with the financial institutions identified therein as lenders, Citibank, N.A., as administrative agent, sole lead arranger and sole bookrunner, and Royal Bank of Canada and Bank of America, N.A., as co-documentation agents.  The Credit Agreement is guaranteed by the Company, SailPoint Technologies Intermediate Holdings, LLC, a wholly owned subsidiary of the Company, and the Borrower’s material domestic subsidiaries (the “Guarantors” and, together with the Borrower, the “Loan Parties”) and is supported by a security interest in substantially all of the Loan Parties’ personal property assets.

The Credit Agreement provides for an initial $150 million in commitments for revolving credit loans, with a $15 million letter of credit sublimit, which amount can be increased or decreased under specified circumstances.  In addition, the Credit Agreement provides for the ability to incur uncommitted term loan facilities if, among other things, the Senior Secured Net Leverage Ratio (as defined in the Credit Agreement), calculated giving pro forma effect to the requested term loan facility, is no greater than 3.50 to 1.00.  Borrowings pursuant to the Credit Agreement may be used for working capital and other general corporate purposes, including for acquisitions permitted under the Credit Agreement.

Borrowings under the Credit Agreement are scheduled to mature on March 11, 2024. Payment of the borrowings may be accelerated upon the occurrence of certain customary events of default specified in the Credit Agreement, which includes failure to make payments relating to the borrowings under the Credit Agreement when due, the material inaccuracy of representations or warranties, failures to perform certain affirmative covenants, failures to refrain from actions or omissions prohibited by negative covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, and a Change in Control (as defined in the Credit Agreement).

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Loan Parties and their Restricted Subsidiaries (as defined in the Credit Agreement) to incur additional indebtedness or guarantee indebtedness of others; create liens on properties or assets; merge, consolidate, or dissolve; make certain loans or investments; sell or dispose of assets; enter into sale and leaseback transactions; pay dividends and other restricted payments; or enter into transactions with affiliates. In addition, under the terms of the Credit Agreement, the Senior Secured Net Leverage Ratio for each fiscal quarter shall not be more than 3.50 to 1.00, provided that such financial covenant level shall be increased to 4.00 to 1.00 during a fiscal quarter in which a Material Acquisition (as defined in the Credit Agreement) has been consummated.

The interest rates applicable to revolving credit loans under the Credit Agreement are, at the Borrower’s option, either (i) a base rate, which is equal to the greatest of (a) the Prime Rate (as defined in the Credit Agreement), (b) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 1/2 of 1%, and (c) the one-month Adjusted LIBO Rate (as defined in the Credit Agreement) plus 1%, in each case, plus an interest margin ranging from 0.25% to 0.75% based on the Senior Secured Net Leverage Ratio, or (ii) the Adjusted LIBO Rate plus an interest margin ranging from 1.25% to 1.75% based on the Senior Secured Net Leverage Ratio. The Adjusted LIBO Rate cannot be less than zero. The Borrower will pay an unused commitment fee during the term of the Credit Agreement ranging from 0.20% to 0.30% per annum based on the Senior Secured Net Leverage Ratio.

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid may be reborrowed. No mandatory prepayments will be required other than when borrowings and letter of credit usage exceed the aggregate commitments of all lenders.

The lenders under the Credit Agreement are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company or its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their various business activities, the lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. The lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.  Furthermore, in the ordinary course of business, the Company or its subsidiaries sold, and may in the future sell, solutions to one or more of the lenders or their respective affiliates in arms-length transactions on market competitive terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 11, 2019, among the Company, SailPoint Technologies, Inc., the other loan parties party thereto, the lenders party thereto, Citibank, N.A., as administrative agent, sole lead arranger and sole bookrunner, and Royal Bank of Canada and Bank of America, N.A., as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: March 15, 2019	By:	/s/ Cam McMartin
Cam McMartin
Chief Financial Officer